Exhibit 99.2
Reconciliations of non-GAAP financial measures
(All figures are rounded. Totals may not add up due to rounding)
Third quarter and first nine months fiscal year (“FY”) 2009 adjusted diluted earnings per share from continuing operations (“EPS”)

	Third Quarter	First Nine Months
Reported EPS	$1.38	$3.67
Tax benefit (1)	($0.08)	($0.08)
Litigation charge (2)		$ 0.11

Adjusted EPS	$1.30	$3.70

(1)	Represents the tax benefit relating to various tax settlements in multiple jurisdictions.

(2)	Represents the charge relating to the pending settlement with the direct purchaser plaintiffs (which includes BD’s distributors) in the antitrust class actions.
Full year FY 2009 adjusted EPS

Reported EPS	$4.92
Tax benefit (1)	($0.08)
Litigation charge (2)	$0.11

Adjusted EPS	$4.95

(1)	Represents the tax benefit relating to various tax settlements in multiple jurisdictions.

(2)	Represents the charge relating to the pending settlement with the direct purchaser plaintiffs (which includes BD’s distributors) in the antitrust class actions.
First nine months FY 2010 adjusted EPS

Second Quarter
Reported EPS	$3.81
Tax charge (1)	$0.04

Adjusted EPS	$3.85

(1)	Represents impact of non-cash charge related to health care reform impacting Medicare Part D reimbursements.

Third quarter FY2010 foreign currency-neutral EPS growth

				Q3	Q3 FY2010	Total	Foreign	Foreign
	Reported	Adjusted		FY2009	impact of	unfavorable	currency	currency
	Q3	Q3	Change	hedge	foreign currency	foreign currency	neutral	neutral
	FY2010	FY2009	($)	gain	translation	impact	growth ($)	growth (%)
EPS	$1.29	$1.30	($0.01)	($0.07)	($0.02)	($0.10)	$0.09	6.9%
First nine months FY2010 foreign currency-neutral EPS growth

				FY2009		FY2010		Total	Foreign	Foreign
				foreign		impact of		unfavorable	currency	currency
				currency	FY2009	foreign	FY2010	foreign	neutral	neutral
			Change	holding	hedge	currency	hedge	currency	growth	growth
	FY2010	FY2009	($)	gain	gain	translation	loss	impact	($)	(%)
Adjusted EPS	$3.85	$3.70	$0.15	($0.09)	($0.23)	$0.16	($0.11)	($0.27)	$0.42	11.4%
FY 2010 EPS Outlook

	Estimated growth
	(based on adjusted	Estimated foreign
	FY2009 EPS of	currency neutral	Impact of foreign
	$4.95)	growth	currency translation
EPS guidance — reported	2-3%	8%	- 5%
Tax charge (1)	1%	1%

EPS guidance — as adjusted	3-4%	9%	- 5%

(1)	Represents impact of non-cash charge related to health care reform impacting Medicare Part D reimbursements.

The FY2010 impact of -5% represents the year-on-year change due to estimated foreign currency translation, including hedging activities, as follows:

FY2009 Items:
Actual hedge gain in FY2009	$(0.26)
Q1 FY2009 foreign currency holding gain	$(0.09)
FY2010 Activity: *
Estimated favorable effect of foreign currency translation	$0.15
Estimated hedge losses	$(0.06)

Total Year-on-Year Impact	$(0.26)
Impact on EPS Growth	$(0.26)/$4.95 ~ - 5%

*	Estimated impact is based on the foreign exchange rates established for BD’s most recent fiscal year 2010 projection.